                                                                    EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT


          THIS EMPLOYMENT AGREEMENT, dated as of August 11, 2000 and effective as of and simultaneous with the Merger (the "Effective Date"), is among MARY J. GEORGE (the "Executive"), Bell Sports Corp., a Delaware corporation (the "Holding Company"), and Bell Sports, Inc., a California corporation (the "Operating Company"). The Holding Company and the Operating Company are collectively referred to herein as the "Company."

          WHEREAS, the Company is engaged primarily in the business of designing, producing, distributing, marketing, advertising and selling bicycle helmets, bicycle accessories and related products;

          WHEREAS, pursuant to an Agreement and Plan of Recapitalization (the "Recapitalization Agreement") among the Company, Bell Sports Holdings, LL.C., a Delaware limited liability company, and Andsonica Acquisition Corp., a Delaware corporation ("Newco"), Newco will merge with and into the Company and the Company will continue as the surviving corporation (the "Merger");

          WHEREAS, the Executive currently serves as the President and Chief Executive Officer of the Company pursuant to the terms of an Amended and Restated Employment Agreement dated February 17, 1998 (the "Prior Employment Agreement");

          WHEREAS, the Executive's abilities and services are unique and essential to the prospects of the Company; and

          WHEREAS, the Company and the Executive desire to terminate the Prior Employment Agreement and enter into this Agreement in substitution thereof to provide for the employment of the Executive by the Company upon the terms and subject to the conditions set forth herein.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereby agree as follows:

          1. Employment; Term. The Company hereby employs the Executive and the Executive hereby agrees to be employed by the Company upon the terms and subject to the conditions contained in this Agreement. The term of this Agreement shall commence as of the Effective Date and shall continue until the fourth anniversary of the Effective Date (the "Term"), unless earlier terminated pursuant to Section 4 hereof, provided that this Agreement shall automatically be renewed for successive additional one year terms unless terminated by either party on not less than 180 days written notice prior to such next renewal date. As used herein, the term "Employment Period" shall mean the period from the Effective Date until the earlier to occur of (i) the expiration of the Term or
(ii) the earlier termination of the Executive's employment hereunder pursuant to
Section 4 hereof. Notwithstanding any other provision contained herein, this Agreement shall not become effective and will have no force or effect unless the Merger shall occur as contemplated by the Recapitalization Agreement.

          2.        Position; Duties; Responsibilities.

                    2.1 Position; Duties. The Company shall employ the Executive as the Chairman of the Company. The Executive shall faithfully and loyally perform to the best of her abilities all the duties reasonably assigned to her by the Board of Directors of the Company (the "Board"), shall devote such business time, attention and effort to the affairs of the Company as is reasonably necessary for the proper performance of such duties and shall use her reasonable best efforts to promote the interests of the Company. Notwithstanding the foregoing, the Executive may serve as a director, officer or paid consultant of business corporations other than the Company or civic or community organizations or entities, provided that such activities do not violate the terms of any of the covenants set forth in Sections 7 and 8 hereof and do not interfere with her duties hereunder. Current activities of the Executive are listed on Schedule 2.1 hereto.

                    2.2 Responsibilities. The Executive shall have such responsibilities as are consistent and customary with her position.

                    2.3 Directorship. The Company shall take all actions reasonably necessary to elect the Executive to the Board and to maintain the Executive's position as a director during the Employment Period. At the request of the Board, upon her termination of employment with the Company for any reason, the Executive shall resign as a member of the Board and as an officer of the Company and shall resign from any other position she may have with the Company or any of its affiliates.

                    2.4 Relocation. The Executive acknowledges that the Company intends to relocate its headquarters operations to Dallas, Texas and that the Executive will assist in the relocation process at the Company's sole expense.

          3.        Compensation.

                    3.1 Base Salary. During the Employment Period, the Company shall pay to the Executive an annual base salary at the rate of $425,000 per annum, payable in accordance with the Company's executive payroll policy. Such base salary shall be reviewed annually at the beginning of each Fiscal Year (as defined below) and may be increased (but shall not be decreased), in the sole discretion of the Board. The Executive's base salary, as such base salary may be increased annually hereunder, is referred to herein as the "Base Salary."

                    3.2       Annual Performance Bonus.

                              (a)       Beginning on July 1, 2000, for each
fiscal year (July 1 through June 30) during the Employment Period (each, a "Fiscal Year"), the Executive shall be eligible to receive, in addition to Base Salary, a bonus (the "Bonus") for services rendered during each such Fiscal Year in accordance with this Section 3.2. The Bonus shall be paid as a percent of Base Salary, based upon the achievements of Target EBITDA, as provided in accordance with the following table:

-----------------------------------------------------------------------------------------------------------------------
                        PERCENTAGE                                                PERCENTAGE OF
                     OF TARGET EBITDA                                        SALARY BONUS ELIGIBILITY
                   -------------------                                       -------------------------
------------------------------------------------------------ ---------------------------------------------------------
                            90%                                                        50%

------------------------------------------------------------ ---------------------------------------------------------
                           100%                                                        100%

------------------------------------------------------------ ---------------------------------------------------------
                       110% or More                                                    150%

----------------------------------------------------------------------------------------------------------------------


In accordance with the above table, if EBITDA achieved for any calendar year exceeds 90% Target EBITDA, but is less than 100% Target EBITDA, the Bonus shall be such percentage of Base Salary between 50% and 100%, calculated on a straight-line basis, as corresponds to the relative achievement of EBITDA, with 50% corresponding to 90% Target EBITDA and 100% corresponding to 100% Target EBITDA. If EBITDA achieved for any calendar year exceeds 100% Target EBITDA, but is less than 110% Target EBITDA, the Bonus shall be such percentage of Base Salary between 100% and 150%, calculated on a straight-line basis, as corresponds to the relative achievement of EBITDA, with 100% corresponding to 100% Target EBITDA and 150% corresponding to 110% Target EBITDA.

                              (b)       Notwithstanding anything in this
Agreement to the contrary, for the Fiscal Year ending on June 30, 2000, the Executive shall be paid a bonus in accordance with the Fiscal Year 2000 Plan. The Fiscal Year 2000 Bonus shall be paid to the Executive at such time as bonuses are paid to executives of the Company generally for Fiscal Year 2000, but in no event later than August 31, 2000.

                              (c)       Target EBITDA for the Fiscal Year ending
June 30, 2001 shall be $50,000,000. Target EBITDA for Fiscal Years after Fiscal Year 2001 shall be established annually by the Board. In the event of an acquisition, disposition or other similar extraordinary corporate event which would significantly alter the Target EBITDA established for such Fiscal Year, the parties shall negotiate in good faith to set new levels of Target EBITDA.

                              (d)       "EBITDA" shall be calculated in
accordance with generally accepted accounting principles.

                              (e)       Each Bonus to which the Executive
becomes entitled other than the Fiscal Year 2000 Bonus, shall be paid 30 days following the rendering of audited financial statements for the relevant Fiscal Year (the "Payment Date"). For the avoidance of doubt, the Executive shall only be entitled to receive the Bonus for any Fiscal Year if she was employed by the Company on the last day of such Fiscal Year.

                    3.3 Stock Options. Upon the Effective Date or as soon as administratively feasible thereafter, the Company shall grant the Executive options to purchase a number of shares of common equity of the Company equal to 12.5% of the Management Option Pool less that number of options having an aggregate exercise price of $600,000, which Management

Option Pool the Company represents and warrants shall equal not less than 15% of the issued and outstanding shares of common equity as of the Effective Date (the "Awarded Options").

                    3.4 Perquisites. During the Employment Period and during the Severance Period (as defined below), the Company shall pay for the Executive's entire monthly or annual car payment (whether pursuant to a lease or otherwise) and insurance for one automobile, and such payments shall be made directly by the Company to the applicable payee. During the Employment Period, the Company shall reimburse the Executive for all other reasonable expenses relating to the operation of such automobile in the performance of her duties for the Company. The Company shall also reimburse Executive for all reasonable expenses relating to the Executive's commuting by commercial airline between the San Jose and Los Angeles metropolitan areas, until such time as the Company is relocated to Dallas, Texas in accordance with Section 2.4 of this Agreement. Notwithstanding any other provision in this Agreement to the contrary, upon Executive's resignation or termination for any reason the Executive may, at her option, elect to purchase from the Company the automobile described in the first sentence of this Section 3.4, it being understood and agreed that, in furtherance of the foregoing, (i) if the Company is then leasing such automobile from a third party, Executive may assume such lease with no additional payment to the Company or such third party and (ii) if the Company owns such automobile, Executive may purchase it from the Company for a purchase price equal to the book value of such automobile on the Company's books.

                    3.5 Promissory Note. Upon the fifth anniversary of the Effective Date, whether or not the Executive is then employed, but provided that Executive has not disparaged the Company from the date hereof until such fifth anniversary, the Company shall forgive the promissory note of the Executive, dated as of April 17, 2000, in the face amount of $600,000 (the "Promissory Note"). Until such time as the Company forgives the Promissory Note, in connection with its tax reporting the Company shall treat the Promissory Note and its obligations with respect thereto in a manner that is consistent with the manner in which the Executive treats the Promissory Note for tax reporting purposes, and, in furtherance of the foregoing, in connection with any tax reporting which may relate to the Promissory Note the Company shall consult with the Executive with respect to the Executive's intended tax reporting with respect to the Promissory Note, it being understood and agreed that upon the Company's forgiveness of the Promissory Note as contemplated by this Section 3.5 the Company shall deduct the amount of the Promissory Note (including any interest owed thereon) as a compensation expense, regardless of how the Executive treats the Promissory Note for tax reporting purposes.

                    3.6 Reimbursement of Expenses. During the Employment Period, the Company shall reimburse the Executive for all expenses reasonably incurred by her in connection with the business of the Company, upon presentation of proper receipts or other proof of expenditure and subject to such reasonable guidelines or limitations provided to the Executive and applied prospectively, as established by the Company.

                    3.7 Vacation. During the Employment Period, the Executive shall be entitled to six weeks of paid vacation and sick leave in accordance with Company policy.

                    3.8 Participation in Benefit Plans. During the Employment Period, the Executive shall be entitled to participate in any profit sharing plan, retirement plan, group life insurance plan or other insurance plan or medical expense plan maintained by the Company for its senior executives generally, in accordance with the general eligibility criteria therein. In addition, the Executive shall be reimbursed for all medical and dental expenses (including the payment of any premiums and any taxes incurred by the Executive as a result of receiving the foregoing benefits) that are not covered under the medical and dental plans otherwise covering the Executive.

          4.        Termination.

                    4.1 Death. Upon the death of the Executive, the Employment Period shall automatically terminate and all rights of the Executive and her heirs, executors and administrators to compensation and other benefits hereunder shall cease, except for (i) Base Salary accrued to the date of death,
(ii) all of the Bonus to which the Executive would have been entitled under
Section 3.2 hereof for the year in which such termination occurred as though the Executive were still employed on the Payment Date with respect to such year, pro-rated to the date of termination ("Prorated Bonus"), (iii) any rights the Executive may have with respect to Holding Company equity, whether under compensation plans or otherwise, and (iv) rights to indemnification under
Section 6 hereof (clauses (i) through (iv), collectively the "Accrued
Benefits").

                    4.2 Disability. The Company may, at its option, terminate the Employment Period upon written notice to the Executive if the Executive, because of physical or mental incapacity or disability, fails in any material respect to perform the services required of her hereunder for a continuous period of 120 days or any 180 days out of any 12-month period. Upon such termination, all obligations of the Company hereunder shall cease, except for the Accrued Benefits. In the event of any dispute regarding the existence of the Executive's incapacity hereunder, the matter shall be resolved by the determination of a majority of three physicians qualified to practice medicine in the state of the Executive's residence, one to be selected by each of the Executive and the Board and the third to be selected by such two designated physicians. For this purpose, the Executive shall submit to appropriate medical examinations reasonably necessary to determine her capacity to perform the services required to be performed by her hereunder.

                    4.3       Cause.

                              (a)       The Company may, at its option,
terminate the Executive's employment under this Agreement for "Cause" (as hereinafter defined). A termination for Cause shall not take effect until and unless the Company complies with this Section 4.3(a). The Executive shall be given written notice by the Board of the intention to terminate her employment hereunder for Cause (the "Cause Notice"). The Cause Notice shall state the particular action(s) or inaction(s) giving rise to termination for Cause. The Executive shall have 10 days (or such longer period not to exceed 30 days as would be reasonably required for the Executive to cure such action or inaction) after the Cause Notice is given to cure the particular action(s) or inaction(s), to the extent a cure is possible. If the Executive so effects a cure, the Cause Notice shall be deemed rescinded and of no force or effect.

                              (b)       As used in this Agreement, the term
"Cause" shall mean any one or more of the following:

                                        (i)       the Executive's refusal to
                    perform specific directives of the Board which are consistent with the scope and nature of the Executive's duties and responsibilities as set forth herein or her continued failure to substantially perform her duties hereunder;

                                        (ii)      the Executive's admission,
                    plea of no contest or conviction of a felony or of any crime involving fraud, embezzlement, theft or misrepresentation or material dishonesty in the performance of her duties;

                                        (iii)     any gross or willful
                    misconduct of the Executive resulting in substantial economic loss to the Company or substantial damage to the Company's reputation;

                                        (iv)      any material breach by the
                    Executive of any one or more of the covenants contained in
                    Section 7 or 8 hereof, other than an inadvertent and unintentional breach of a covenant contained in Section 7 or 8 having an immaterial effect upon the Company or any of its controlled affiliates; or

                                        (v)       any material breach by the
                    Executive of any other material terms of this Agreement.

                              (c)       The exercise of the right of the Company
to terminate this Agreement pursuant to this Section 4.3 shall not abrogate the rights or remedies of the Company in respect of the breach giving rise to such termination.

                              (d)       If the Company terminates the
Executive's employment for Cause, she shall be entitled to:

                                        (i)       accrued Base Salary through
                    the date of the termination of her employment;

                                        (ii)      any Bonus owing but not yet
                    paid for any Fiscal Year ended on or before the Executive's termination of employment for Cause;

                                        (iii)     any amounts owing but not yet
                    paid pursuant to Sections 3.4, 3.5, 3.6 and 3.7; and

                                        (iv)      other or additional benefits

                    in accordance with applicable plans and programs of the Company and her rights to indemnification under Section 6 hereof.

                              (e)       Notwithstanding anything to the contrary
contained in this Agreement, if, following a termination of the Executive's employment for Cause, a court of competent jurisdiction, in a final determination, determines that the Executive was not guilty of the conduct that formed the basis for the termination, the Executive shall be entitled to the payments and the economic equivalent of the benefits she would have received had her employment been terminated by the Company without Cause.

                    4.4       Termination Without Cause. If the Board
terminates the employment of the Executive hereunder for any reason other than a reason set forth in Section 4.1, 4.2 or 4.3 or the Company notifies the Executive of non-renewal of this Agreement with respect to any period prior to the fifth anniversary of the Effective Date hereof:

                              (a)       such termination shall be effective 90
days following written notice thereof by the Company to the Executive;

                              (b)       concurrent with such termination, the
Company shall pay to the Executive an amount equal to any Base Salary accrued but unpaid through the termination date, and when Bonuses are otherwise payable, the Prorated Bonus;

                              (c)       the Company shall continue to pay the
Executive her Base Salary for a period of 18 months following the date of termination (the "Severance Period");

                              (d)       the Company shall maintain in full force
and effect, for the continued benefit of the Executive during the Severance Period, the medical, hospitalization, dental, and life insurance programs in which the Executive was participating immediately prior to the date of termination at the level in effect and upon substantially the same terms and conditions (including without limitation contributions required by the Executive for such benefits) as existed immediately prior to the date of termination; provided, that, if the Executive cannot continue to participate in the Company programs providing such benefits, the Company shall arrange to provide the Executive with the economic equivalent of such benefits which she otherwise would have been entitled to receive under such plans and programs ("Continued Benefits"); provided, that, such Continued Benefits shall terminate on the date or dates the Executive receives substantially similar coverage and benefits, without waiting period or pre-existing condition limitations, under the plans and programs of a subsequent employer.

                              (e)       the Executive shall be entitled to any
amounts owing but not yet paid pursuant to Section 3.4 or 3.5;

                              (f)       the Company shall be obligated to pay
for the Executive's automobile expenses in accordance with the first sentence of
Section 3.4; and

                              (g)       the Executive shall be entitled to her
rights to indemnification under Section 6 hereof.

                    4.5 Voluntary Termination or Expiration of the Term. The Employment Period shall terminate upon expiration of the Term or if, during the Employment Period, the Executive voluntarily terminates her employment hereunder for any reason whatsoever (such termination shall be effective 60 days following written notice thereof by the Executive to the Company) and the Executive shall be entitled to the payments specified in Section 4.3(d), it being agreed and understood that the Executive shall be entitled to her Base Salary during the period between the date the Executive provides such written notice to the Company and the date on which the Executive ceases to be employed by the Company.

                    4.6 Termination for Good Reason. The Executive may terminate her employment under this Agreement for Good Reason (as hereinafter defined) within 20 days following the occurrence of an event giving rise to Good Reason, upon notice to the Company setting forth in reasonable detail the nature of such Good Reason. In the event the Executive terminates this Agreement for Good Reason, the Executive shall be entitled to the payments and benefits specified by Sections 4.4(a) through 4.4(f). For purposes of this Agreement, "Good Reason" shall mean, without the Executive's express written consent, the occurrence of any one or more of the following events:

                              (a)       the material breach of this Agreement by
the Company which is not cured, if curable, within 20 days after written notice to the Company of such breach by the Executive;

                              (b)       a material diminution of any of the
Executive's significant duties or the assignment to the Executive of any duties inconsistent with her duties or the material impairment of the Executive's ability to function in the positions described in Section 2.1 hereof, in each case only after the Company shall have had an opportunity to cure (any cure to be effected within 20 days after appropriate written notice of the basis for Good Reason is given to the Company by the Executive); or

                              (c)       any reduction in or failure to pay Base
Salary or a material reduction of any benefit or perquisite enjoyed by the Executive or the failure to continue the Executive's participation in any incentive compensation plan, unless a plan providing a substantially similar economic opportunity is substituted or all senior executives suffer a substantially similar reduction or failure, in either case, only after the Company has been given an opportunity to cure any such event within 20 days following the Executive's written notice to the Company.

          5.        Options to Purchase.

                    5.1 Call Option. Upon any termination of the employment of the Executive other than a termination under Section 4.4 or
Section 4.6, the Company (or its designee) shall have the right to purchase and upon exercise of such right the Executive shall have the obligation to sell, any equity interests in the Company held by the Executive and exercisable at the time of such termination on the following terms (the "Call Option"); it being understood that all options and other restricted securities not exercisable at the time of such termination of employment (in accordance with this Agreement or the attached Option Agreement) will be terminated. Upon written notice delivered within 90 days of termination, the Company (or its designee) may purchase all or any portion of any such equity interests in the Company then held by the applicable the Executive at a price equal to the Fair Market Value of such securities; provided, that, if the Executive is terminated for Cause, the price per share shall be equal to (i) in the case of shares acquired upon exercise of stock options, the per share exercise price and (ii) in the case of all other stock of the Company held by the Executive, for its Fair Market Value as determined in good faith.

                    5.2 Put Right. Upon the termination of the employment of the Executive other than a termination of employment under Section 4.3, the Executive shall have the right to sell to the Company, and upon exercise of such right the Company (or its designee) shall have the obligation to purchase, all or any portion of the equity interests in the Company held by the Executive (including without limitation equity interest acquired pursuant to Awarded Options and equity interests of the Company purchased by the Executive), it being understood that all options and other restricted securities not exercisable at the time of such termination of employment (in accordance with this Agreement or the attached Option Agreement) will be terminated at a price equal to the Fair Market Value of such securities (the "Put Option"). Notice of an intention to sell securities pursuant to the Put Option must be delivered to the Company within one year of the termination of the Executive's employment. The Company shall have no obligation to purchase any securities pursuant to this Section 5.2 if such purchase is prohibited by or would give rise to any default or event of default under the Company's financing documents; provided, however, that in such circumstances the obligation to purchase securities pursuant to the Put Option shall be extended until such time as such circumstances no longer exist.

                    5.3 Determination of Fair Market Value. For purposes of this Section 5, the term "Fair Market Value" of any of the Company's equity securities shall mean, as of any date, a proportionate interest in the fair value of all of the Company's equity securities determined as of the applicable date on the basis of a sale of all of the Company's equity securities in an arms length private sale between a willing buyer and a willing seller, neither acting under compulsion (or, in the case of an option, the fair value of the shares of capital stock that may then be purchased upon exercise thereof minus the exercise price applicable thereto), as initially determined by the Board in its reasonable good faith judgment (which determination shall take into account all relevant factors determinative of value but without any discount for lack of liquidity, minority status or absence of control); provided, that, in the event that the Executive reasonably disagrees with such determination, the Executive shall deliver to the Board a written notice of objection within ten days after the Board notifies the Executive of its determination of Fair Market Value, and the Board and the Executive will negotiate in good faith to agree on such Fair Market Value. If such agreement is not reached within 30 days after the Executive's written notice of objection, Fair Market Value shall be determined by an investment banker jointly selected by the Board and the Executive, which investment banker shall submit to the Board and the Executive a report within 30 days of its engagement setting forth such determination (which determination shall take into account all relevant factors determinative of value but without any discount for lack of liquidity, minority status or absence of control). If the parties are unable to agree on an investment banker within 45 days after the Executive's written notice of objection, the investment banker shall be a nationally recognized investment banking firm selected jointly by the investment banker that was proposed by the Board and the investment banker that was proposed by the Executive. The expenses of such investment banker shall be allocated between the Company and the Executive so that the Executive's share of such expenses shall be in the same proportion that the aggregate amount of the amount disputed by the Executive that is unsuccessfully disputed bears to the total amount of the amount originally disputed by the Executive and the Company shall bear the balance of such expenses. The determination of such investment banker as to Fair Market Value shall be final and binding upon the Company and the Executive.

                    5.4 Termination. The provisions of this Section 5 will terminate upon an initial public offering of the Company's equity securities.

                    5.5 Payment. Payment of the purchase price in connection with any such purchase of the stock under this Section 5 shall be in the form of cash, or to the extent the Company is not permitted to pay cash under, or such payment would give rise to any default or event of default under, the Company's financing documents, in the form of a promissory note. Such promissory note shall (i) be subordinate to and consistent with provisions of any obligations of the Company for debt for borrowed money, (ii) have a maturity of no more than five years from the date of issuance, (iii) be payable in no more than five substantially equal annual installments of principal and interest, with the first installment of principal and interest to be paid no later than 12 months from the date of issuance, and (iv) bear interest at a rate equal to the applicable federal rate as provided for in Section 1274(d) of the Code having a maturity comparable to that of such promissory note, plus 200 basis points (i.e., increase in annual rate of two percentage points). In the event that the Executive is not reasonably satisfied with the terms and conditions of such promissory note, the Executive shall not be required to sell such Stock pursuant to this Section 5.

          6. Indemnification. To the fullest extent permitted by applicable law, the Executive (and her heirs, executors and administrators) shall be indemnified by the Company and its successors and assigns for acts or failures to act which occurred during her employment. The Executive's right to indemnification shall include the right to be paid by the Company the expenses incurred in defending any proceeding in advance of its final disposition, provided that the Executive shall repay any advanced amounts if it shall be ultimately determined that the Executive is not entitled to be indemnified for such expenses under this Agreement or otherwise. The obligations of the Company pursuant to this Section 6 shall survive the termination of the Employment Period.

          7. Confidentiality. The Executive acknowledges and agrees that the unauthorized disclosure or misuse of Confidential Information (as hereinafter defined) will cause substantial damage to the Company. The Executive shall during the Employment Period and for two years commencing upon termination thereof hold in confidence any and all Confidential Information that may have come or may come into her possession or within her knowledge concerning the products, services, processes, businesses, suppliers, customers and clients of the Company or its controlled affiliates. The Executive agrees that neither she nor any person or enterprise controlled by her will for any reason directly or indirectly, for herself or any other person, use or disclose any Confidential Information other than in the furtherance of her duties hereunder, provided that the Executive may disclose Confidential Information which has become generally available to the public other than as a result of a breach of this Agreement by the Executive or pursuant to an order of a court of competent jurisdiction or of a governmental agency, department or commission or otherwise as required by law or legal process. Upon termination of her employment under this Agreement, the Executive shall promptly surrender to the Company all documents she believes contain Confidential Information and that are within her possession or control, other than documents to which the Executive is or was a party or that relate to the Executive or the basis, or purported basis, on which her employment was terminated. For purposes of this Agreement, the term "Confidential Information" shall mean any trade secrets, proprietary or confidential information, inventions, manufacturing or industrial processes or procedures, patents, trademarks, trade names, customer lists, service marks, service names, business models and plans, copyrights, applications for any of the foregoing, or licenses of other rights in respect thereof, owned or used by, or licensed to, the Company or any of its controlled affiliates.

          8.        Restricted Activities.

                    8.1 Noncompetition. The Executive agrees that for two years following the end of the Employment Period (the "Noncompete Period"), she shall not directly engage in any manner in any activity that is directly or indirectly competitive with the Company or any of its subsidiaries on the date of termination of employment, and neither the Executive nor any enterprise controlled by her will become a stockholder, co-venturer, lender, director, officer, agent or employee of a corporation or member of or lender to a partnership, engage as a sole proprietor in any business, act as a consultant to any of the foregoing or otherwise engage directly in any business then conducted by the Company, that is in competition with the business then conducted by the Company or any of its subsidiaries in any state in the United States or any other country in which the Company or any of its subsidiaries has significantly engaged in the business then conducted by the Company during the Employment Period; provided, however, that the foregoing shall not prohibit the Executive from owning less than two percent of the outstanding securities of any class of capital stock of a corporation the securities of which are regularly traded or quoted on a national securities exchange or on an inter-dealer quotation system.

                    8.2 Non-solicitation. The Executive agrees that while she is employed by the Company and during the Noncompete Period, neither she nor any person or enterprise controlled by her will, directly or indirectly (i) solicit for employment or employ any employee of the Company or any of its affiliates or any person who was employed by the Company or any of its affiliates at any time within one year prior to the time of the act of solicitation, (ii) in any way cause, influence, induce, encourage or attempt to persuade any employee of the Company or any of its affiliates or any person who was employed by the Company or any of its affiliates at any time within one year prior to the time of such act to terminate her employment relationship with the Company or any of its affiliates or (iii) in any way, cause, influence, induce, encourage or attempt to persuade any customer or vendor of the Company or any of its affiliates to terminate or diminish its relationship or violate any agreement with any of them.

                    8.3 Relief, Reformation; Severability. The Executive acknowledges that she has carefully read and considered all terms and conditions of this Agreement, including the restraints imposed by Section 8 hereof. The Executive acknowledges that there is no adequate remedy at law for a breach of this Section 8 and that, in the event of such a breach or attempted breach, the Company shall be entitled to injunctive or other equitable relief to prevent any such breach, attempted breach or continuing breach, without prejudice to any other remedies for damages or otherwise. The Executive agrees that the covenants contained in this Agreement are separate and are reasonable in their nature, subject matter, geographic limitation, scope and duration and that the Executive shall not raise any issue of reasonableness as a defense in any proceeding to enforce any of such covenants. Notwithstanding the foregoing, in the event that a covenant contained in this Agreement shall be deemed by any court to be unreasonably broad in any respect, the parties agree that the court may modify such covenant for the purpose of making such covenant reasonable in scope and duration. The validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected by any such modification.

          9. Inventions. The Executive hereby assigns to the Company her entire right, title and interest in and to all discoveries and improvements, patentable or otherwise, trade secrets and ideas, writings and copyrightable material, which may be conceived by the Executive or developed or acquired by her prior to and during the term of the Employment Period, (but only while employed by the Company), which directly pertain to the Company's business (the "Intellectual Property"). The Executive agrees to disclose fully all such developments to the Company upon its request, which disclosure shall be made in writing promptly following any such request. The Executive shall, upon the Company's request and at the Company's sole expense, execute, acknowledge and deliver to the Company all instruments and do all other acts which are necessary to enable the Company to file and prosecute applications for, and to acquire, maintain and enforce, all patents, trademarks and copyrights in all countries, in respect of the Intellectual Property.

          10. Remedies. Each of the Company and the Executive acknowledges that any material breach of this Agreement will cause irreparable harm to the other, that such harm will be difficult if not impossible to ascertain, and that such party shall be entitled to equitable relief, including injunction, against any actual or threatened breach hereof, without bond and without liability should such relief be denied, modified or vacated. Neither the right to obtain such relief nor the obtaining of any such relief shall be exclusive of or preclude the Company or the Executive (as the case may be) from any other remedy.

          11. Insurance. The Company may, at its election and for its benefit, insure the Executive against disability, accidental loss or death and the Executive shall submit to such physical examinations and supply such information as may be required in connection therewith.

          12.       Expenses.

                    12.1 Legal. The Company will reimburse the Executive for her reasonable out of pocket costs and expenses of obtaining independent legal advice relating to the negotiation of this Agreement, any disputes or issues which may arise with respect to this Agreement (including in connection with the Executive's termination for any reason) and the Executive's related equity participation in Holding Company, provided, that, the maximum payment under this Section 12 shall not exceed $20,000.

                    12.2 Moving. In the event that the Executive is required to relocate in order to perform her duties hereunder, the Company shall reimburse the Executive for all out of pocket costs and expenses of moving (including without limitation all closing costs and expenses incurred by the Executive, the entire cost of a full pack and a full unpack, temporary housing and any taxes incurred by the Executive as a result of receiving the foregoing benefits), if any are required to facilitate such relocation.

          13. Assignment. The rights and benefits of the Executive hereunder shall not be assignable, whether by voluntary or involuntary assignment or transfer. This Agreement shall be binding upon, and inure to the benefit of, the successors and assigns of the Company, and the heirs, executors and administrators of the Executive, and shall be assignable by the Company to any entity acquiring substantially all of the assets of the Company, whether by merger, consolidation, sale of assets or similar transactions.

          14. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and personally delivered, sent by certified or registered mail or sent by overnight courier service as follows: if to the Executive, to her address as set forth in the records of the Company and if to the Company, to the address of its principal executive offices, attention: Chief Financial Officer, or to any other address designated by any party hereto by notice similarly given.

          15. Waiver of Breach. A waiver by the Company or the Executive of any breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other or subsequent breach by the other party.

          16. Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof. This Agreement may be modified only by an agreement in writing signed by the parties hereto.

          17. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

          18. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

          19. Withholding. All payments hereunder shall be subject to any required withholding of Federal, state and local taxes pursuant to any applicable law or regulation.

          20. Section Headings. The section headings in this Agreement are for convenience of reference only, and they form no part of this Agreement and shall not affect its interpretation.


          21. Applicable Law. The terms of this Agreement shall be governed by and construed in accordance with the internal laws (as opposed to the conflict of laws provisions) of the State of Delaware.

          22. Prior Agreements. This Agreement supersedes all prior agreements between the Executive and the Company concerning the Executive's employment with the Company, including, without limitation, the Prior Employment Agreement, and none of such agreements shall be of any further force or effect whatsoever.

          23        Survival. The respective rights and obligations of the
parties under this Agreement shall survive the Executive's termination of employment and the termination of this Agreement to the extent necessary for the preservation of such rights and obligations, including, without limitations, the rights and obligations under Sections 5, 7, 8, 9, 10 and 23 of this Agreement.



                                    * * * * *

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                               BELL SPORTS CORP.



                               By:  /s/  Richard S Willis
                                  ----------------------------------------------
                               Title:  President



                               BELL SPORTS, INC.



                               By:   /s/ Richard S Willis
                                  ----------------------------------------------
                               Title:  President



                               EXECUTIVE:



                                  /s/   Mary J. George
                               -------------------------------------------------
                               Mary J. George